AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2008
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENOVA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	95-3056150
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

1560 West 190th Street
Torrance, CA 90501
(310) 527-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael Staran
Chief Executive Officer
Enova Systems, Inc.
1560 West 190th Street
Torrance, CA 90501
(310) 527-2800
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Don Reinke, Esq.
Reed Smith LLP
Two Embarcadero Center
Suite 2000
San Francisco, California 94111
(415) 543-8700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class		maximum	maximum
of securities to be	Amount to be	offering price per	aggregate	Amount of
registered	registered (1)	share (2)	offering price (2)	registration fee
Common stock, no par value	1,299,174	$4.42	$5,742,349	$225.67

(1)	The amount is comprised of 1,299,174 shares of the Registrant’s common stock held by certain selling shareholders named in the prospectus contained herein and any supplements thereto. The Registrant is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the Registrant’s common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high ($4.59) and low ($4.26) sales prices of the Registrant’s common stock on May 27, 2008, as reported on the American Stock Exchange. It is not known how many shares will be sold under this registration statement or at what price or prices such shares will be sold.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted

SUBJECT TO COMPLETION, DATED JUNE 6, 2008
PROSPECTUS
1,299,174 SHARES
ENOVA SYSTEMS, INC.
COMMON STOCK
This prospectus relates to the resale of up to 1,299,174 shares of common stock, no par value (“Common Stock”), of Enova Systems, Inc., a Delaware corporation, that the selling shareholders may offer from time to time. The selling shareholders include those holders named in the table under the section entitled “Selling Shareholders” beginning on page 8 of this prospectus.
We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders. We will bear the cost of the registration of these shares.
Subject to the restrictions described in this prospectus, the selling shareholders (directly, or through agents or dealers designated from time to time) may sell the shares of our common stock being offered by this prospectus from time to time, on terms to be determined at the time of sale. The prices at which these selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
Our common stock is quoted on the American Stock Exchange under the symbol “ENA.” On June 4, 2008, the last reported sales price of our common stock, as reported on the American Stock Exchange, was $4.18 per share.
INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is           , 2008.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf process, certain selling shareholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Certain Documents by Reference” on page 12. You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. The selling shareholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.
In this prospectus, we refer to Enova Systems, Inc. as “we,” “us,” “our,” the “Company” or “Enova.” Reference to “selling shareholders” refers to those stockholders listed herein under “Selling Shareholders,” who may sell shares from time to time as described in this prospectus. All trade names used in this prospectus are either our registered trademarks or trademarks of their respective holders.
PROSPECTUS SUMMARY
The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the Securities and Exchange Commission. Investing in our common stock involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” beginning on page 2.
Our Business
In July 2000, we changed our name to Enova Systems, Inc. Our company, previously known as U.S. Electricar, Inc., a California corporation, was incorporated on July 30, 1976.
Enova believes it is a leader in the development and production of proprietary, commercial digital power management systems for transportation vehicles and stationary power generation systems. Power management systems control and monitor electric power in an automotive or commercial application such as an automobile or a stand-alone power generator. Drive systems are comprised of an electric motor, an electronics control unit and a gear unit which power an electric vehicle. Hybrid systems, which are similar to pure electric drive systems, contain an internal combustion engine in addition to the electric motor, eliminating external recharging of the battery system. A hydrogen fuel cell based system is similar to a hybrid system, except that instead of an internal combustion engine, a fuel cell is utilized as the power source. A fuel cell is a system which combines hydrogen and oxygen in a chemical process to produce electricity. Stationary power systems utilize similar components to those which are in a mobile drive system in addition to other elements. These stationary systems are effective as power-assist or back-up systems, alternative power, for residential, commercial and industrial applications.
A fundamental element of Enova’s strategy is to develop and produce advanced proprietary software, firmware and hardware for applications in these alternative power markets. Our focus is digital power conversion, power management, and system integration, for two broad market applications — vehicle power generation and stationary power generation.
Specifically, we develop, design and produce drive systems and related components for electric, hybrid-electric, fuel cell and microturbine-powered vehicles. We also develop, design and produce power management and power conversion components for stationary distributed power generation systems. These stationary applications can employ hydrogen fuel cells, microturbines, or advanced batteries for power storage and generation. Additionally, we perform research and development to augment and support others’ and our own related product development efforts.

Our product development strategy is to design and introduce to market successively advanced products, each based on our core technical competencies. In each of our product/market segments, we provide products and services to leverage our core competencies in digital power management, power conversion and system integration. We believe that the underlying technical requirements shared among the market segments will allow us to more quickly transition from one emerging market to the next, with the goal of capturing early market share.
Enova’s primary market focus centers on both series and parallel heavy-duty drive systems for multiple vehicle and marine applications. A series hybrid system is one where only the electric motor connects to the drive shaft; a parallel hybrid system is one where both the internal combustion engine and the electric motor are connected to the drive shaft. We believe series-hybrid and parallel hybrid medium and heavy-duty drive system sales offer Enova the greatest return on investment in both the short and long term. We believe the medium and heavy-duty hybrid market’s best chances of significant growth lie in identifying and pooling the largest possible numbers of early adopters in high-volume applications. We will attempt to utilize our competitive advantages, including customer alliances, to gain greater market share. By aligning ourselves with key customers in our target market(s), we believe that the alliance will result in the latest technology being implemented and customer requirements being met, with a minimal level of additional time or expense. Additionally, our management believes that this area will see significant growth over the next several years. As we penetrate more market areas, we are continually refining and optimizing both our market strategy and our product line to maintain our leading edge in power management and conversion systems for mobile applications.
Our website, www.enovasystems.com, contains up-to-date information on our company, our products, programs and current events. We are implementing an aggressive strategy to utilize our website and the internet as a prime focal point for current and prospective customers, investors and other affiliated parties seeking data on our business.
The Offering
This prospectus relates to the resale by certain selling shareholders of up to 1,299,174 shares of common stock. We will not receive any proceeds from the sale of securities by the selling shareholders listed herein.
The selling shareholders may sell the shares of common stock subject to this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Furthermore, the selling shareholders may effectuate such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the securities for whom such broker-dealers may act as agent or to whom they sell as principal, or both. The selling shareholders may be deemed to be “underwriters,” as defined in the Securities Act. If any broker-dealers are used by the selling shareholders, any commissions paid to broker-dealers and, if broker-dealers purchase any selling shareholders’ securities as principals, any profits received by such broker-dealers on the resale of the selling shareholders’ securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the selling shareholders’ securities offered by selling shareholders will be borne by us. Brokerage commission, if any, attributable to the sale of the selling shareholders’ securities will be borne by the selling shareholders.
See the section entitled “Plan of Distribution” below.
Our common stock is traded on the American Stock Exchange under the symbol “ENA.”
RISK FACTORS
An investment in our common stock involves a high degree of risk Before investing in our common stock, you should consider carefully the specific risks detailed in this “Risk Factors” section and any applicable prospectus supplement, together with all of the other information contained in this prospectus and any prospectus supplement. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS
Our history of operating losses and our expectation of continuing losses may hurt our ability to reach profitability or continue operations.
We have experienced significant operating losses since our inception. Our net loss was $9,347,000 for the fiscal year ended December 31, 2007 and our accumulated deficit was $116,769,000 as of December 31, 2007. It is likely that we will continue to incur substantial net operating losses for the foreseeable future, which may adversely affect our ability to continue operations. To achieve profitable operations, we must successfully develop, and market our products. We may not be able to generate sufficient product revenue to become profitable. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or yearly basis.
The nature of our industry is dependent on technological advancement and highly competitive
The mobile and stationary power markets, including electric vehicle and hybrid electric vehicles, continue to be subject to rapid technological change. Most of the major domestic and foreign automobile manufacturers: (1) have already produced electric and hybrid vehicles, and/or (2) have developed improved electric storage, propulsion and control systems, and/or (3) are now entering or have entered into production, while continuing to improve technology or incorporate newer technology. Various companies are also developing improved electric storage, propulsion and control systems. In addition, the stationary power market is still in its infancy. A number of established energy companies are developing new technologies. Cost-effective methods to reduce price per kilowatt have yet to be established and the stationary power market is not yet viable.
Our current products are designed for use with, and are dependent upon, existing technology. As technologies change, and subject to our limited available resources, we plan to upgrade or adapt our products in order to continue to provide products with the latest technology. We cannot assure you, however, that we will be able to avoid technological obsolescence, that the market for our products will not ultimately be dominated by technologies other than ours, or that we will be able to adapt to changes in or create “leading — edge” technology. In addition, further proprietary technological development by others could prohibit us from using our own technology.
Our industry is affected by political and legislative changes
In recent years there has been significant public pressure to enact legislation in the United States and abroad to reduce or eliminate automobile pollution. Although states such as California have enacted such legislation, we cannot assure you that there will not be further legislation enacted changing current requirements or that current legislation or state mandates will not be repealed or amended, or that a different form of zero emission or low emission vehicle will not be invented, developed and produced, and achieve greater market acceptance than electric or hybrid electric vehicles. Extensions, modifications or reductions of current federal and state legislation, mandates and potential tax incentives could also adversely affect our business prospects if implemented.
We are subject to increasing emission regulations in a changing legislative climate
Because vehicles powered by internal combustion engines cause pollution, there has been significant public pressure in Europe and Asia, and enacted or pending legislation in the United States at the federal level and in certain states, to promote or mandate the use of vehicles with no tailpipe emissions (“zero emission vehicles”) or reduced tailpipe emissions (“low emission vehicles”). Legislation requiring or promoting zero or low emission vehicles is necessary to create a significant market for electric vehicles. The California Air Resources Board (CARB) is continuing to modify its regulations regarding its mandatory limits for zero emission and low emission vehicles. Furthermore, several car manufacturers have challenged these mandates in court and have obtained injunctions to delay these mandates.

We may be unable to effectively compete with other companies who have significantly greater resources than we have
Although we were originally founded in 1976, our business just completed a migration into an early production stage, and our proposed operations are subject to all of the risks inherent in production stage, including the likelihood of continued operating losses. Many of our competitors, in the automotive, electronic and other industries, are larger, more established companies that have substantially greater financial, personnel, and other resources than we do. These companies may be actively engaged in the research and development of power management and conversion systems. Because of their greater resources, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sales of their products than we can. We believe that developing and maintaining a competitive advantage will require continued investment in product development, manufacturing capability and sales and marketing. We cannot assure you however that we will have sufficient resources to make the necessary investments to do so. In addition, current and potential competitors may establish collaborative relationships among themselves or with third parties, including third parties with whom we have relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.
We may be exposed to product liability or tort claims if our products fail, which could adversely impact our results of operations
A malfunction or the inadequate design of our products could result in product liability or other tort claims. Accidents involving our products could lead to personal injury or physical damage. Any liability for damages resulting from malfunctions could be substantial and could materially adversely affect our business and results of operations. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products. This could result in a decline in demand for our products, which would materially adversely affect our financial condition and results of operations.
We are highly dependent on a few key personnel and will need to retain and attract such personnel in a labor competitive market
Our success is largely dependent on the performance of our key management and technical personnel, the loss of one or more of whom could adversely affect our business. Additionally, in order to successfully implement our anticipated growth, we will be dependent on our ability to hire additional qualified personnel. There can be no assurance that we will be able to retain or hire other necessary personnel. We do not maintain key man life insurance on any of our key personnel. We believe that our future success will depend in part upon our continued ability to attract, retain, and motivate additional highly skilled personnel in an increasingly competitive market.
There are minimal barriers to entry in our market
We presently license or own only certain proprietary technology and, therefore, have created little or no barrier to entry for competitors other than the time and significant expense required to assemble and develop similar production and design capabilities. Our competitors may enter into exclusive arrangements with our current or potential suppliers, thereby giving them a competitive edge which we may not be able to overcome, and which may exclude us from similar relationships.
We extend credit to our customers, which exposes us to credit risk
Most of our outstanding accounts receivable are from a limited number of large customers. At December 31, 2007, the five highest outstanding accounts receivable balances totaled $3,963,000 which represents 88% of our gross accounts receivable, with one customer accounting for $2,698,000, representing 60% of our gross accounts receivable. If we fail to monitor and manage effectively the resulting credit risk and a material portion of our accounts receivable is not paid in a timely manner or becomes uncollectible, our business would be significantly harmed, and we could incur a significant loss associated with any outstanding accounts receivable.

We are exposed to risks relating to evaluations of our internal controls
In connection with the audit of our financial statements for the year ended December 31, 2007, PMB Helin Donovan, LLP, our independent registered public accounting firm, notified our management and audit committee of the existence of “significant deficiencies in internal controls,” which is an accounting term for internal controls deficiencies that, in the judgment of our independent registered public accounting firm, are significant and which could adversely affect our ability to record, process, summarize and report financial information. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company’s financial reporting.
As of December 31, 2007, we experienced a material weakness in our internal controls in inventory. While we intend to address this material weakness and have begun efforts to remediate this material weakness there is no assurance that this will be accomplished. These efforts may necessitate significant time and attention of our management and additional resources. If we fail to satisfactorily strengthen the effectiveness of our internal controls, neither we nor our independent registered public accounting firm may be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.
RISKS RELATED TO OWNING OUR STOCK
The holders of our preferred stock have certain rights and privileges that are senior to our common stock, and we may issue additional shares of preferred stock without stockholder approval that could have a material adverse effect on the market value of the common stock.
Our Board of Directors has the authority to issue a total of up to 35,000,000 shares of preferred stock and the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, are senior to the rights of the common shareholders. The rights of our common shareholders are subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued, or might be issued in the future. Preferred stock also could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Enova. This could delay, defer, or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the Common Stock. As a result, their existence and issuance could have a material adverse effect on the market value of the Common Stock. We have in the past issued, and may from time to time in the future issue, preferred stock for financing or other purposes with rights, preferences, or privileges senior to the Common Stock. At May 28, 2008 we had two series of preferred stock outstanding, Series A convertible preferred stock (“Series A”) and Series B convertible preferred stock (“Series B”).
The provisions of our Series B prohibit the payment of dividends on the Series A or the Common Stock unless the dividends on those Series B Stock are first paid. Series B shareholders are entitled to receive non-cumulative cash dividends at the rate of seven percent of $2.00 per share per annum, whenever funds are legally available and when and if declared by the Board of Directors. Subject to the dividend rights of Series B, Series A holders are entitled to receive non-cumulative cash dividends in preference to any dividend on the Common Stock at the rate of six percent of $0.60 per share per annum, whenever funds are legally available and when and if declared by the Board of Directors. After payment in full during any fiscal year of all preferred stock preferential dividends in the amounts set out above, each holder of Common Stock is entitled to receive non-cumulative cash dividends, whenever funds are legally available and if and when declared by the Board of Directors, in an amount equal to the per share amount paid to the Series A on an as converted basis. After the holders of record of the Common Stock, Series A and Series B have peen paid their preferential dividends in full, then the holders of record of Series A, Series B and Common Stock are entitled to share ratably in any additional dividends during such fiscal year on an as converted basis.
Upon a liquidation or dissolution, the holders of the Series B Preferred Stock will be entitled to receive, in preference to any distribution to the holders of Series A and Common Stock, distributions of (i) $2.00 per share, (ii) an amount equal to a dividend of 7% on $2.00, compounded annually, for each year (or fraction thereof) which has transpired between March 15, 2006 and the date of such liquidation, less the amount of any dividends actually paid and (iii) all declared but unpaid dividends. Upon a liquidation or dissolution, Series A holders will be entitled to receive, subject to the liquidation preference of the Series B holders, and in preference to the holders of Common Stock, an amount equal to $0.60 per share, plus declared and unpaid dividends. Thereafter, the holders of Common Stock shall be entitled to receive proceeds up to a total amount per share equal to the liquidation preference of the Series A on an as converted basis.

Each share of Series B is convertible at any time at the option of the holder into 0.0444 shares of Common Stock. Subject to certain limitations, the conversion price per share shall be adjusted in the event of certain subsequent stock dividends, splits, reclassifications, dilutive issuances, rights offerings, and reclassifications. Each share of Series B is also automatically converted immediately prior to either: (i) consummation of an underwritten public offering of Common Stock by Enova at a price per share of $27.00 and resulting in net cash proceeds to Enova in excess of $10,000,000 in cash or marketable securities; or (ii) a merger or consolidation with or into another corporation or a sale of the Common Stock or a sale of all or substantially all of Enova’s properties and assets in which the aggregate gross cash proceeds received by the shareholders is at least $10,000,000 in cash or marketable securities.
Each share of Series A is convertible at any time, at the option of the holder, into 0.0222 shares of Common Stock, the conversion price per share shall be adjusted in the event of certain subsequent stock dividends, splits, reclassifications, dilutive issuances, rights offerings, and reclassifications. Each share of Series A is also automatically converted immediately prior to either (i) consummation of an underwritten public offering of Common Stock by Enova under the Securities Act; (ii) the registration of the underlying Common Stock or the holders’ Series A stock under the Securities Act; or (iii) a merger or consolidation of Enova with or into another corporation or a sale of more than 50 percent of the outstanding voting securities of the Company or a sale of all or substantially all of Enova’s properties and assets.
The Series B and Series A holders have the right to vote on all matters submitted or required to be submitted to a vote of the shareholders and have that number of votes equal to the number of Common Stock shares issuable upon conversion of the Series B and Series A stock, respectively, at the record date for the determination of shareholders entitled to vote on such matters.
Our stock price has been volatile, and your investment in our common stock could suffer a decline in value.
There has been significant volatility in the market price and trading volume of equity securities, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares at or above the price you pay for those shares due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors.
Some specific factors that may have a significant effect on our common stock market price include:
•	actual or anticipated fluctuations in our operating results or future prospects;
•	our announcements or our competitors’ announcements of new products;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	changes in our growth rates or our competitors’ growth rates;
•	developments regarding our patents or proprietary rights or those of our competitors;
•	our inability to raise additional capital as needed;

•	concern as to the performance of our products;
•	changes in financial markets or general economic conditions;
•	sales of common stock by us or members of our management team; and
•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or our industry generally.
Future sales of our common stock could adversely affect its price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.
We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital. We may issue additional common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to the market price of our common stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our common stock.
If registration rights that we have previously granted are exercised, then the price of our common stock may be adversely affected.
We have agreed to register with the SEC up to 1,299,174 shares of our Common Stock. In the event these securities are registered with the SEC, they may be freely sold in the open market provided the registration statement of which this prospectus forms a part remains effective. We expect that we also will be required to register any securities sold in future private financings. The sale of a significant amount of shares in the open market, or the perception that these sales may occur, could cause the trading price of our common stock to decline or become highly volatile.
We do not expect to pay cash dividends on our common stock for the foreseeable future.
We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be paid on the common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition. Furthermore, the terms of our Series B and Series A preferred Stock limit our ability to pay cash dividends on our Common Stock.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing patents, technologies, products, plans and objectives of management, markets for stock of Enova and other matters. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income of Enova, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this prospectus. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors,” may affect the operations, performance, development and results of our business. Because the factors discussed in this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
You are advised to read carefully the section titled “Risk Factors” beginning on page 2 of this prospectus.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to Enova or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after we distribute this prospectus, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
All of our common stock being offered under this prospectus is being sold by or for the account of the selling shareholders. We will not receive any proceeds from the sale of our common stock by or for the account of the selling shareholders.
SELLING SHAREHOLDERS
The following table sets forth certain information available to us as of May 27, 2008 with respect to persons for whom we are registering the selling shareholders’ securities for resale to the public. We will not receive any of the proceeds from the sale of the selling shareholders’ securities. Beneficial ownership of the selling shareholders’ securities by such selling shareholders after the offering will depend on the number of selling shareholders’ securities sold by each selling stockholder. This assumes that selling shareholders will still hold shares that are not registered hereby.
In April 2008, we completed a financing pursuant to which the Company sold to certain accredited investors (the “Investors”) an aggregate of 1,273,700 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), at a purchase price of $3.91 per share for aggregate gross proceeds of approximately $5.0 million (the “Financing”). As part of the Financing, we entered into a registration rights agreement (the “Rights Agreement”) with the Investors covering the resale of the Shares and all shares of common stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event contemplated by Rule 416 of the Securities Act, with respect to the foregoing, with certain exceptions described in the Rights Agreement. Pursuant to these registration rights, the Shares are being registered hereunder. Stonegate Securities, Inc. acted as placement agent and financial advisor to the Company in connection with the Financing. In connection with Stonegate’s services, we issued certain of its affiliates 25,474 shares of common stock and agreed to register these shares for resale. Accordingly, these shares are being registered hereunder.
The table below presents information regarding the selling shareholders and the shares of our common stock that they may offer and sell from time to time under this prospectus. Percentages of beneficial ownership are based upon 20,593,291 shares of common stock issued and outstanding as of May 27, 2008.
We considered the following factors and made the following assumptions regarding the table:
•	except as otherwise noted in footnote (2) to the table, beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities and including any securities that grant the selling stockholder the right to acquire common stock within 60 days of May 27, 2008;

•	unless otherwise indicated below, to our knowledge, the selling shareholders named below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law; and
•	the selling shareholders may sell all of the securities offered by this prospectus under certain circumstances.
Notwithstanding these assumptions, the selling shareholders may sell less than all of the shares listed on the table. In addition, the selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares since the date on which the information in the table below is presented. The shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares of common stock that the selling shareholders will sell under this prospectus. Information about the selling shareholders may change over time.

	NUMBER OF
	SHARES		SHARES BENEFICIALLY
	BENEFICIALLY	SHARES OF	OWNED AFTER OFFERING
	OWNED BEFORE	COMMON STOCK	NUMBER
SELLING STOCKHOLDERS (1)	OFFERING	BEING OFFERED (2)	(2)	PERCENTAGE

LB I Group Inc. (3)	1,023,700	1,023,700	0	0

Ardsley Renewable Energy Offshore Fund, Ltd. (4)	170,000	105,500	0	0

Stiassni Capital Partners, L.P. (5)	100,000	80,000	20,000	*

Ardsley Partners Renewable Energy Fund, L.P. (4)	170,000	53,500	0	0

HFR HE Ardsley Master Trust (4)	170,000	11,000	0	0

Jesse B. Shelmire IV(6)	11,467	11,467	0	0

Scott R. Griffith (6)	11,467	11,467	0	0

Christopher Bruce White (6)	2,540	2,540	0	0

*	Represents beneficial ownership of less than 1%

(1)	Unless otherwise noted, this table is based on information supplied to us by the selling shareholders and certain records of the Company.

(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling shareholders might not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders.

(3)	LB I Group Inc. is a wholly-owned subsidiary of Lehman Brothers Inc., which is a registered broker dealer. Lehman Brothers Holdings Inc. is the parent company of Lehman Brothers Inc. and is a public reporting company, the common stock of which is traded on the New York Stock Exchange under the symbol LEH. LB I Group Inc. has represented to the Company that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(4)	Includes 105,500 shares of Common Stock held by Ardsley Renewable Energy Offshore Fund, Ltd. (“Ardsley Offshore”), 53,500 shares of Common Stock held by Ardsley Partners Renewable Energy Fund, L.P. (“Ardsley Partners”), and 11,000 shares of Common Stock held by HFR HE Ardsley Master Trust (“Ardsley Master”). Ardsley Advisory Partners serves as investment advisor to Ardsley Offshore, Ardsley Partners and Ardsley Masters. Spencer Hempleman, General Partner of Ardsley Advisory Partners, has voting and investment control over these shares.

(5)	Nicholas C. Stiassni , President and Manager of Stiassni Capital, LLC, has voting and investment control over these shares.

(6)	Messrs. Shelmire, Griffith and White are employees of Stonegate Securities, Inc., a registered broker-dealer. Stonegate acted as placement agent for a private placement which closed on May 1, 2008 and shares being offered by these shareholders were issued by Enova as compensation for Stonegate’s services.
Selling shareholders who are affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act if such selling shareholders (a) did not acquire its Common Stock in the ordinary course of business or (b) had any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.
RELATIONSHIP OF SELLING STOCKHOLDERS TO THE COMPANY
Stonegate Securities, Inc. served as a placement agent for our Financing. Messrs. Shelmire, Griffith and White are employees of Stonegate. None of the other selling shareholders listed above has held any position or office, or has had any material relationship, with us or any of our affiliates within the past three years.
PLAN OF DISTRIBUTION
Each Selling Shareholder (the “Selling Shareholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
EXPERTS
The consolidated financial statements of Enova Systems, Inc. as of December 31, 2007 and 2006 have been incorporated by reference herein in reliance upon the report of PMB Helin Donovan, LLP, independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of our common stock offered hereby will be passed upon for us by Reed Smith LLP, San Francisco, California.
WHERE YOU CAN FIND MORE INFORMATION
We electronically file annual, quarterly and special reports, proxy and information statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our website address is www.enovasystems.com. Information contained in, or accessible through, our website is not a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings that we will make with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering:
•	Our Current Report on Form 8-K filed with the SEC on January 10, 2008;

•	Our Current Report on Form 8-K filed with the SEC on February 15, 2008;

•	Our Current Report on Form 8-K filed with the SEC on March 26, 2008;

•	Our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 26, 2008;

•	Our Current Report on Form 8-K filed with the SEC on March 27, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 15, 2008;

•	Our Current Report on Form 8-K/A filed with the SEC on April 4, 2008;

•	Our Current Report on Form 8-K filed with the SEC on April 15, 2008;

•	Our Current Report on Form 8-K filed with the SEC on April 24, 2008;

•	The information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2007 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2008;

•	Our Current Report on Form 8-K/A filed with the SEC on May 5, 2008;

•	Our Current Report on Form 8-K filed with the SEC on May 22, 2008; and

•	The description of the common stock included in our registration statement on Form 8-A, filed with the SEC on August 28, 2006, including any amendments or reports filed for the purpose of updating such description.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
Chief Financial Officer
Enova Systems, Inc..
1560 West 190th Street
Torrance, CA 90501
(310) 527-2800
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$226
Legal fees and expenses	6,000
Accounting fees and expenses	2,000
Miscellaneous fees and expenses	1,000

Total	$9,226
Item 15. Indemnification of Directors and Officers
Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law (“CGCL”) permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933. Our Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, our Articles of Incorporation provide that we are authorized to provide indemnification of agents through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL.
Our Bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was an agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. We may advance expenses incurred in defending any proceeding prior to the final disposition of such proceeding.
The above discussion of the CGCL and our Articles of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Articles of Incorporation and Bylaws.
Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16. Exhibits

Number	Exhibit
5.1	Opinion of Reed Smith LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Reed Smith LLP (included in their opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereto)
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(2)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 6th day of June, 2008.

ENOVA SYSTEMS, INC.

By: /s/ Michael Staran Michael Staran
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Staran and Jarett Fenton, and each of them, as his true and lawful attorney-in-fact and agent, each with the full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any and all post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 (b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Michael Staran	Chief Executive Officer and Director	June 6, 2008

Michael Staran	(Principal Executive Officer)

/s/ Jarett Fenton	Chief Financial Officer	June 6, 2008

Jarett Fenton	(Principal Financial and Accounting Officer)

/s/ Bjorn Ahlstrom	Director	June 6, 2008

Bjorn Ahlstrom

/s/ Malcolm R. Currie	Director	June 6, 2008

Malcolm R. Currie

/s/ John J. Micek	Director	June 6, 2008

John J. Micek

/s/ Edwin O. Riddell	Director	June 6, 2008

Edwin O. Riddell

/s/ John R. Wallace	Director	June 6, 2008

John R. Wallace

/s/ Roy S. Roberts	Director	June 6, 2008

Roy S. Roberts

/s/ Richard Davies	Director	June 6, 2008

Richard Davies

EXHIBIT INDEX

Number	Exhibit
5.1	Opinion of Reed Smith LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Reed Smith LLP (included in their opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereto)